Exhibit 10.27

ALLY FINANCIAL INC.

2011 INCENTIVE COMPENSATION PLAN

SECTION 1. Purpose. The purpose of the Ally Financial Inc. 2011 Incentive Compensation Plan (the “Plan”) is to motivate and reward those employees and other individuals who are expected to contribute significantly to the success of Ally Financial Inc. (the “Company”) and its Affiliates to perform at the highest level and to further the best interests of the Company and its shareholders.

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means (i) any entity that owns or controls, is owned or controlled by, or is under common control with, the Company and (ii) any entity in which the Company, directly or indirectly, has a significant equity interest; in each case as determined by the Committee.

(b) “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d) “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(e) “Board” means the board of directors of the Company.

(f) “Business Unit” means a single business or product line or related group of businesses or product lines of the Company that, in the ordinary course of the Company’s business, managerial and financial reporting are considered and managed as a division, including, but not limited to, the Company’s North American Auto Finance, International Operations, Mortgage Operations, Insurance and Commercial Finance divisions, and which consist of a group of legal entities rolling up to a holding company that is a wholly-owned subsidiary of the Company.

(g) “Cause” means, with respect to any Participant, “cause” as defined in any employment agreement between such Participant and the Company or an Affiliate, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement, such Participant’s:

(i) felony indictment or misdemeanor conviction;

(ii) failure to perform any material responsibility of the leadership position;

(iii) a course of conduct which would tend to hold the Company or any of its affiliates in disrepute or scandal, as determined by the Board in its sole discretion;

(iv) failure to follow lawful directions of the Board;

(v) any material breach of fiduciary duty to the Company;

(vi) gross negligence;

(vii) willful misconduct;

(viii) failure to comply with a material Company policy;

(ix) any act of fraud, theft, or dishonesty;

(x) breach of any restrictive covenants set forth in Section 13; or

(xi) failure to promptly repay any Award payment that is determined to be owed to the Company pursuant to Section 19(c) below.

(h) “Change in Control” means the occurrence of any one or more of the following events:

(i) any “person” (as defined in Section 13(d) of the Exchange Act), other than an employee benefit plan or trust maintained by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

(ii) at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; provided that, notwithstanding the foregoing, no such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board shall in any event be considered to be a director in office at the beginning of such period; or

(iii) the consummation of (A) a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 60% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any “person” (other than an affiliate of the Company) of assets of the Company and/or any of its subsidiaries, in one transaction or a series of related transactions, having a total gross fair market value equal to or more than 40% of the total gross fair market value of the Company and its subsidiaries immediately prior to such transaction(s).

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(j) “Committee” means the Compensation, Nominating and Governance Committee of the Board or such other committee as may be designated by the Board. For purposes of satisfying the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee shall be comprised solely of two or more “outside directors” as such term is defined in Section 162(m) of the Code. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(k) “Competitive Activity” means an activity that is in direct competition with the Company or any of its subsidiaries or affiliates in any of the states within the United States, or countries within the world, in which the Company or any of its subsidiaries or affiliates conducts business with respect to a business in which the Company or any of its subsidiaries or affiliates engaged or was preparing to engage during employment and on the date of the termination of employment.

(l) “Covered Employee” means an individual who is (i) either a “covered employee” or expected by the Committee to be a “covered employee,” in each case within the meaning of Section 162(m)(3) of the Code or (ii) expected by the Committee to be the recipient of compensation (other than Section 162(m) Compensation) in excess of $1,000,000 for the tax year of the Company with regard to which a deduction in respect of such individual’s Award would be claimed.

(m) “Disability” means, with respect to any Participant, except as may otherwise be provided in such Participant’s Award Agreement:

(i) a long-term disability that entitles the Participant to disability income payments under any long-term disability plan or policy provided by the Company under which the Participant is covered, as such plan or policy is then in effect; or

(ii) if such Participant is not covered under a long-term disability plan or policy provided by the Company at such time for whatever reason, then the term “Disability” means disability within the meaning of Treasury Reg. Sec. 1.409A-3(i)(4).

(n) “Effective Date” means the date on which the Plan is or has been both adopted by the Board and approved by the shareholders of the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(p) “Fair Market Value” means (i) with respect to a Share, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(q) “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted in accordance with the provisions of Section 6, that meets the requirements of Section 422 of the Code.

(r) “Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over the exercise or hurdle price of such Award multiplied by (ii) the number of Shares covered by such Award.

(s) “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted in accordance with the provisions of Section 6, that is not an Incentive Stock Option.

(t) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(u) “Other Stock-Based Award” means an Award granted in accordance with the provisions of Section 10.

(v) “Participant” means the recipient of an Award granted under the Plan.

(w) “Performance Award” means an Award granted in accordance with the provisions of Section 9.

(x) “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

(y) “Qualifying Termination” means a Termination of Service as a result of any of the following:

(i) Elimination of current position or reduction in the total number of employees in the same department performing the same or similar job.

(ii) Substantial change in current duties for which the employee no longer qualifies.

(iii) Substantial change in current duties which results in a twenty percent (20%) or more reduction in salary.

(iv) Declining a geographic transfer to a new position offered to employee upon the elimination of current position as an alternative to termination, provided that the expenses associated with the transfer would qualify for receipt of benefits under the Company’s Relocation Program.

(z) “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company, directly or indirectly, combines.

(aa) “Retirement” means Termination of Service other than for Cause following attainment of (i) age 55, and the total of age and years of service to the Company and its Affiliates equals or exceeds 70, or (ii) age 65.

(bb) “Restricted Stock” means any Share granted in accordance with the provisions of Section 8.

(cc) “RSU” means a contractual right, granted in accordance with the provisions of Section 8, that is denominated in Shares. Each RSU represents a right to receive the value of one Share. Awards of RSUs may include the right to receive dividend equivalents.

(dd) “Sale of a (or such) Business Unit” means whether effected directly or indirectly, or in one transaction or a series of transactions:

(i) any merger, consolidation, reorganization or other business combination pursuant to which a Business Unit and an acquirer and/or all or a substantial portion of their respective business operations are combined in a manner that results in a “change of control” of the Business Unit (utilizing the criteria described in the Section 2(h) Change in Control definition but substituting Business Unit for Company); or

(ii) the sale, transfer or other disposition of all or substantially all of the capital stock or assets of the subsidiaries of the Company included in the Business Unit by way of negotiated purchase, tender or exchange offer, option, leveraged buyout, joint venture over which the Company does not exercise voting control or otherwise.

(ee) “SAR” means any right, granted in accordance with the provisions of Section 7, to receive upon exercise by a Participant or settlement the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

(ff) “Section 162(m) Compensation” means “qualified performance-based compensation”, within the meaning of Section 162(m) of the Code.

(gg) “Shares” means shares of the Company’s common stock.

(hh) “TARP” means the Troubled Asset Relief Program of the U.S. Department of the Treasury.

(ii) “Termination of Service” means, in the case of a Participant who is an employee of the Company or an Affiliate, cessation of the employment relationship such that the Participant is no longer an employee of the Company or Affiliate, or, in the case of a Participant who is an independent contractor or other service provider, the date the performance of services for the Company or an Affiliate has ended; provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a director of the Board or an independent contractor shall not be deemed a cessation of service that would constitute a Termination of Service.

SECTION 3. Eligibility.

(a) Any employee, consultant or other advisor of, or any other individual who provides services to, the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

(b) Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Replacement Awards under the Plan.

SECTION 4. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors of the Board. To the extent necessary to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the principal stock market or exchange on which the Shares are quoted or traded; (ii) each a non-employee director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) each an outside director within the meaning of Section 162(m) of the Code. The Board may designate one or more directors as a subcommittee who may act for the Committee if necessary to satisfy the requirements of this Section. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards, except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Exchange Act. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b) Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof.

SECTION 5. Shares Available for Awards.

(a) Subject to adjustment as provided in Section 5(c), the maximum number of Shares available for issuance under the Plan shall not exceed              Shares. No Participant may receive under the Plan in any three consecutive calendar year period (A) Options and SARs that relate to more than              Shares; (B) if and to the extent that any such Awards are intended to constitute Section 162(m) Compensation, Restricted Stock, RSUs, Performance Awards or Other Stock-Based Awards that in the case of any such Award denominated in Shares, relate to more than              Shares. Shares underlying Replacement Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines, appropriately adjusted to reflect the combination or acquisition transaction, shall not reduce the number of Shares remaining available for grant hereunder. The maximum number of Shares available for issuance under Incentive Stock Options shall be              and shall not be increased by operation of Section 5(b).

(b) Any Shares subject to an Award or to an equity-based award granted under a prior plan of the Company (other than a Replacement Award and any Award granted out of the authorized shares of an acquired plan), that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including (i) the number of Shares surrendered or withheld in payment of any grant, purchase, exercise or hurdle price of any such Award or award or taxes related to an Award or award and (ii) any Shares subject to an Award or award to the extent that Award or award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan.

(c) In the event that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities),

recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or other similar corporate transaction or event affecting the Shares, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust equitably any or all of:

(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a);

(ii) the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii) the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

SECTION 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.

(c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(d) The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(e) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.

SECTION 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b) The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR (or if granted in connection with an Option, on the date of grant of such Option).

(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e) The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, or any combination thereof, in which payment of the amount owing upon exercise or settlement of an SAR may be made.

SECTION 8. Restricted Stock and RSUs. The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Without limiting the generality of the foregoing, if the Award relates to Shares on which dividends are declared during the period that the Award is outstanding, the Award shall not provide for the payment of such dividend (or a dividend equivalent) to the Participant prior to the time at which such Award, or applicable portion thereof, becomes nonforfeitable.

(b) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(c) If and to the extent that the Committee intends that an Award granted under this Section 8 shall constitute or give rise to Section 162(m) Compensation, such Award may be structured in accordance with the requirements of Section 9, including the performance criteria set forth therein, and any such Award shall be considered a Performance Award for purposes of the Plan.

(d) The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

(e) The Committee may determine the form or forms (including cash, Shares, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

SECTION 9. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee. If the Performance Award relates to Shares on which dividends are declared during the Performance Period, the Performance Award shall not provide for the payment of such dividend (or dividend equivalent) to the Participant prior to the time at which such Performance Award, or applicable portion thereof, is earned.

(b) Every Performance Award shall, if the Committee intends that such Award should constitute Section 162(m) Compensation, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures with respect to the Company: overhead costs, general and administration expense, market price of a Share, cash flow, reserve value, net asset value, earnings, net income, operating income, cash from operations, revenue growth, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, stockholder return, reserve replacement, return on equity, return on capital employed, production, assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified goals relating to acquisitions or divestitures, each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. Except in the case of an award intended to qualify as Section 162(m) Compensation, if the Committee determines that a change in the business, operations, structure (including capital structure) of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation. The maximum amount of any Performance Award denominated in cash that is intended to constitute Section 162(m) Compensation that may be earned in any calendar year shall not exceed $10,000,000.

(c) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, or any combination thereof, in the discretion of the Committee. Performance Awards will be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award but may not exercise discretion to increase any amount payable to a Covered Employee in respect of a Performance Award intended to qualify as Section 162(m) Compensation.

SECTION 10. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, or any combination thereof, as the Committee shall determine, provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

SECTION 11. Effect of Termination of Service

Except as may otherwise specifically be provided in an Award Agreement, Awards granted hereunder shall be subject to the following provisions in the event Participant incurs a Termination of Service while such Award is outstanding and prior to the settlement thereof.

(a) If a Participant incurs a Termination of Service as a result of his death or Disability, all unvested Awards shall become nonforfeitable on the date of such Termination of Service; Awards other than SARs and Options shall be settled within 75 days of becoming nonforfeitable, and Options and SARs shall become exercisable and remain outstanding for one year from the date of Termination of Service.

(b) Notwithstanding any other provision of the Plan or any Award Agreement, if a Participant incurs a Termination of Service by the Company for Cause, all Awards shall be immediately cancelled.

(c) If (i) a Participant’s Termination of Service is by reason of Retirement, (ii) in the case of a Participant employed by a Business Unit, the Participant’s Termination of Service is as a result of a Sale of such Business Unit, or (iii) a Participant who is employed primarily in connection with a Business Unit but incurs a Termination of Service without Cause by the Company or a Qualifying Termination solely as a result of a Sale of such Business Unit (as determined by the Committee) during the twelve months following the Sale of such Business Unit, all unvested Awards will become nonforfeitable on the date of such Termination of Service; Awards other than Options and SARs shall be paid in accordance with their terms (including, without limitation, all applicable restrictive covenants) and Options and SARs shall be immediately exercisable and shall remain outstanding for one year from the date of Termination of Service. Notwithstanding the foregoing, any Award intended to be Section 162(m) Compensation shall be paid only if applicable performance conditions are satisfied.

(d) If a Participant incurs a Termination of Service by the Company without Cause or otherwise in a Qualifying Termination, all unvested Awards, other than those portions of any Award scheduled to become nonforfeitable within the twelve months following the date of Termination of Service, shall be forfeited. Awards and portions thereof not forfeited in accordance with the preceding sentence shall immediately become nonforfeitable; Awards other than Options and SARs shall be paid in accordance with their terms (including, without limitation, all applicable restrictive covenants) and Options and SARs shall be immediately exercisable and shall remain outstanding for one year from the date of Termination of Service. Notwithstanding the foregoing, any Award intended to be Section 162(m) Compensation shall be paid only if applicable performance conditions are satisfied.

(e) If a Participant’s Termination of Service is not described in Sections 11(a)-(d), all unvested Awards shall be forfeited upon his Termination of Service.

SECTION 12. Effect Of Change In Control On Awards.

Notwithstanding the treatment of Awards provided in Section 11, in the event of a Change in Control, unless otherwise specifically provided in an Award Agreement, outstanding Options and SARs shall be treated as described in subsection (a) and outstanding RSUs shall be treated as described in subsection (b).

(a) (i) If in connection with the Change in Control, any outstanding Option or SAR is not continued in effect or converted into an option to purchase or right with respect to stock of the survivor or successor parent corporation in a manner that complies with Sections 424 and 409A of the Code, such outstanding Option(s) and SAR(s) shall vest and become fully exercisable.

(ii) If outstanding Options or SARs are continued or converted as described in subsection (a)(i), then upon the occurrence of a Termination of Service by the Company without Cause or a Qualifying Termination of the Participant within twelve months following the Change in Control, such Options shall vest and become exercisable and shall remain exercisable for one year.

(b) (i) If in connection with the Change in Control, any outstanding RSU is not continued in effect or converted into a unit representing an interest in stock of the survivor or successor parent corporation on a basis substantially equivalent to the consideration received by shareholders of the Company in connection with the Change in Control, such outstanding RSU(s) shall vest and be immediately due and payable.

(ii) If any outstanding RSU(s) is continued or converted as described in subsection (b)(i), then upon the occurrence of a Termination of Service by the Company without Cause or a Qualifying Termination of the holder thereof within twelve months following the Change in Control, such RSU(s) shall vest in full and shall be immediately due and payable.

(c) For purposes of subsections (a) and (b) hereof, no Option, SAR or RSU shall be treated as “continued or converted” on a basis consistent with the requirements of subsections (a)(i) or (b)(i), as applicable, unless the stock underlying such award after such continuation or conversion consists of securities of a class that is widely held and publicly traded on a U.S. national securities exchange.

(d) This Section 12(d) shall apply if a Participant would be entitled to amounts under the Plan which, together with any other payments or benefits to such Participant, would constitute a “parachute payment” as defined in Section 280G of the Code. Notwithstanding any provision of this Plan or any Award, payments in respect of any Award will be reduced (after first reducing any cash payment, excluding any cash payment with respect to the acceleration of any Award, that is otherwise payable to the Participant and exempt from Section 409A of the Code and then reducing any other payments or benefits otherwise payable to the Participant on a pro rata basis or in such other manner that complies with Section 409A of the Code) if and to the extent that such reduction would result in a greater “Net After-Tax Amount”, as hereinafter defined, than such Participant would be entitled to in the absence of such reduction. For purposes hereof, “Net After-Tax Amount” shall mean the net amount of all amounts to which such Participant is entitled that would or could constitute a “parachute payment”, after giving effect to all taxes applicable to such payments, including without limitation, any tax under Section 4999 of the Code. The determination of whether and how any such payment reduction shall be effected shall be made by a nationally recognized accounting firm acceptable to the Participant and the Company.

SECTION 13. Restrictive Covenants.

Except to the extent the provisions of any Award Agreement specifically provide to the contrary, by accepting an Award hereunder, the Participant agrees to abide by the following covenants at all times that any Award is outstanding, and for a period of twenty-four months after the termination of employment. Each Participant further agrees, by acceptance of an Award, that the breach of any such covenant during such period will entitle the Company to cancel the Award without consideration, and/or recoup and recover any amount previously paid or benefit realized upon exercise or settlement thereof.

(a) Participant shall not at any time, directly or indirectly, whether on behalf of himself or herself or any other person or entity (i) solicit any client and/or customer of the Company or any subsidiary with respect to a Competitive Activity; provided, however, that a subsidiary, division, segment, unit, etc. of the Participant’s subsequent employer(s) being in direct competition with the Company or any subsidiary or affiliate shall not constitute a Competitive Activity so long as the Participant has no direct or indirect responsibility or involvement in such subsidiary, division, segment, unit, etc., or (ii) solicit or employ any employee of the Company or any subsidiary, or any person who was an employee of the Company or any subsidiary during the 60-day period immediately prior to the Participant’s Termination of Service, for the purpose of causing such employee to terminate his or her employment with the Company or such subsidiary.

(b) Participant shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company, including such trade secret or proprietary or confidential information of any customer or client or other entity to which the Company owes an obligation not to disclose such information, which he or she acquires during his or her employment with the company, including but not limited to records kept in the ordinary course of business, except:

(i) as such disclosure or use may be required or appropriate in connection with his or her work as an employee of the Company; or

(ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him or her to divulge, disclose or make accessible such information; or

(iii) as to such confidential information that become generally known to the public or trade without his or her violation of this covenant;

(iv) to the Participant’s spouse, attorney, and/or his or her personal tax and financial advisors as reasonably necessary or appropriate to advance the participant’s tax, financial and other personal planning (each an “Exempt Person”), provided, however, that any disclosure or use of any trade secret or proprietary or confidential information of the Company by an Exempt Person shall be deemed to be a breach of this Section 13(b) by the Participant.

(c) Participant shall not make any statements or express any views that disparage the business reputation or goodwill of the Company and/or any of its subsidiaries, affiliates, investors, shareholders, officers, or employees.

(d) If a Participant violates or threatens to violate any provisions of this Section 13, the Company shall not have an adequate remedy at law. Accordingly, the Company shall be entitled to such equitable and injunctive relief, without the posting of a bond, as may be available to restrain the Participant and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of this Section 13. Nothing in the Plan shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for breach or threatened breach of this Section 13, including the recovery of damages. If the Company is successful in enforcing its rights under this provision, the affected Participant shall reimburse the Company for its legal fees and costs associated with such enforcement action.

SECTION 14. General Provisions Applicable to Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, or any combination thereof, as determined by the Committee in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except as may specifically be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 14(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative, provided, however, that the Committee shall not permit, and an Award Agreement shall not provide for, any

Award to be transferred or transferable to a third party for value or consideration without the approval of shareholders. The provisions of this Section 14(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(f) All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 15. Amendments and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; provided further that, except as provided in Section 5(c), the Committee shall not without the approval of the Company’s shareholders (a) lower the exercise price per Share of an Option or SAR after it is granted or take any other action that would be treated as a repricing of such Award under the rules of the principal U.S. stock market on which the Company’s Shares are traded, or (b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value in exchange for cash or another Award (other than in connection with a Change in Control); and provided further, that the Committee’s authority under this Section 15(b) is limited by the provisions of Section 14(d) and, in the case of Awards subject to Section 9(b), as provided in Section 9(b).

(c) Except as provided in Section 9(b), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 16. Miscellaneous.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(e) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(h) Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

SECTION 17. Effective Date of the Plan. The Plan shall be effective as of the Effective Date.

SECTION 18. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the tenth year anniversary of the Effective Date, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 15(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 19. Regulatory Matters.

(a) With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(b) Awards hereunder may be subject to the requirements of any Federal law or regulation that may govern executive compensation and apply to the Company, including but not limited to the American Recovery and Reinvestment Act of 2009 and regulations issued by the U.S. Department of the Treasury thereunder and administered under the supervision and interpretation of the Office of the Special Master for TARP Executive Compensation. Notwithstanding any provision of Section 15 to the contrary, the Company will have the right to change this Plan or any Award, or interpret their respective provisions, so as to comply with such requirements.

(c) Notwithstanding any provision of this Plan to the contrary, any Award, and any amount of cash or Shares delivered in settlement thereof to a Participant under this Plan is subject to being called for repayment to the Company in accordance with the Company’s policy on the recoupment of incentive compensation, as in effect from time to time, and as may be directed by the Special Master or otherwise required by any Federal law or regulation that may govern executive compensation and apply to the Company.

SECTION 20. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Michigan, without application of the conflicts of law principles thereof.